Exhibit 10.67.1

CHANGE IN TERMS AGREEMENT

Principal $70,000,000	Loan Date 06/09/2004	Maturity 06-09-2007	Loan No Master Commitment	Call / Coll	Account	Officer	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Grocers Capital Company 5200 Sheila Street Commerce, CA 90040	Lender:	NCB 1725 Eye Street NW, Suite 600 Washington, DC 20006

Principal Amount: $70,000,000.00	Date of Agreement: March 26, 2007

DESCRIPTION OF EXISTING INDEBTEDNESS. WHEREAS, that certain Loan Purchase and Servicing Agreement dated as of August 29, 1996 shall remain outstanding as Loans under, and subject to, the terms of this Agreement.

WHEREAS, the Loans outstanding under the Amended and Restated Loan Purchase and Servicing Agreement (each an “Amended and Restated Loan” and, collectively, the “Amended and Restated Loans”), shall remain outstanding as Loans under, and subject to, the terms of this Agreement.

WHEREAS, GCC and Buyer desire (i) to amend and restate the Amended and Restated Loan Purchase and Servicing Agreement dated as of December 7, 2001 (as amended, the “Amended and Restated Loan Purchase and Servicing Agreement”) as set forth in this Agreement and (ii) in connection therewith, amend and restate the Amended and Restated Guaranty Agreement as set forth in the Second Amended and Restated Guaranty Agreement; and

WHEREAS, Lender is the owner and holder of that certain Second Amended and Restated Loan Purchase and Servicing Agreement (this “Agreement”) dated June 9, 2004 by and between Grocers Capital Company, a California Corporation (“GCC”), as Seller (in such capacity, the “Seller”) and as Servicer (in such capacity, the “Servicer”), and NCB a/k/a National Consumer Cooperative Bank, a financial institution organized under the laws of the United States (the “Buyer”) for consideration in the amount of Seventy Million Dollars and 00/100. ($70,000,000.00) under the Loan Purchase Program as amended;

DESCRIPTION OF CHANGE IN TERMS. NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Second Amended and Restated Loan Purchase and Servicing Agreement is hereby amended to provide for:

A.)	Renewal of the Loan Purchase Program for a 9-month term to 3/31/08.

2.	Except as hereby expressly modified, the Note and the Loan Agreement shall be and remain unchanged and in full force and effect, and the same are hereby expressly approved, ratified and confirmed.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, shall be construed in accordance with the laws of the District of Columbia, and may be modified only by a written agreement executed by the party against whom such modification is sought to be enforced.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on its behalf as of the year and date first above written.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligations, including all agreements evidenced or securing the obligation (s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

VENUE/JURISDICTION. All parties hereto agree that, at the option of the Lender, all litigation regarding any matter arising hereunder shall be in the local or federal courts located in the District of Columbia, and all parties hereto hereby waive any defense of inconvenient forum. As used herein, "the laws of the District of Columbia" means the internal laws thereof, excluding its choice of law.

RELATIONSHIP OF PARTIES. Neither this Agreement nor any of the Related Documents is intended to create any relationship between (a) Lender and (b) Borrower or any Grantor or Guarantor, except as specifically stated herein or in the Related Documents, and Lender does not assume and shall not have a fiduciary duty to Borrower or any Grantor or Guarantor.

JURY TRIAL. BECAUSE OF THE COMPLEXITY OF LITIGATION REGARDING FINANCIAL TRANSACTIONS AND THE IMPORTANCE OF EXPEDITING SUCH LITIGATION, EACH OF BORROWER AND LENDER, AFTER RECEIVING THE ADVICE OF ITS OWN ATTORNEYS, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO JURY TRIAL AND AGREES THAT ALL ISSUES SHOULD BE TRIED BY A COURT SITTING WITHOUT A JURY.

CHANGE IN TERMS AGREEMENT

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PROCESS SERVICE. All parties hereto agrees that process may be served upon any party hereto by certified or registered mail, return receipt requested, directed to such party at its last known address, and each party waives any defense of insufficiency of service with respect to process so served.

DEFAULT FURTHER EXPLAINED. Notwithstanding the foregoing, there shall be no cure period for failure of the Borrower to observe or comply with any negative covenant contained in this Note or related documents, nor shall any cure period be available for the Borrowers failing to maintain Insurance in accordance with the related documents. Any default having an adverse affect on any lien granted by Borrower in favor of Lender pursuant to related documents, or under the category of Default, which includes, Payment Default, Other Defaults, Default in Favor of Third Parties, False Statements, Insolvency, Creditor or Forfeiture Proceedings, Events Affecting Guarantor, Change in Ownership, Adverse Change, or Cure Provisions.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

By:	/s/ Carolyn Fox	(Seal)
Carolyn Fox, President of Grocers Capital Company